EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Adera Mines Limited on Form SB-2 of our report, dated April 25, 2006, relating to our audit of the financial statements appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Manning Elliott LLP
Manning Elliott LLP
Vancouver, Canada October 19, 2006